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                                                                    EXHIBIT 10.2



       10.2 Management Contract with Casino Padre Investment Company, LLC







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
1.       Term of This Agreement..........................................................2

2.       Services Provided by the Management Company.....................................2

3.       The Management Company's Duties - Operational Term/Operational Phase............4

4.       The Management Company's Compensation..........................................10

5.       Owner's Duties.................................................................11

6.       Insurance......................................................................12

7.       Indemnification................................................................13

8.       Conflicts of Interest..........................................................13

9.       Casualty.......................................................................14

10.      Early Termination of Agreement.................................................14

11.      Damage or Destruction of Ship..................................................16

12.      Arbitration....................................................................17

13.      No Partnership or Joint Venture................................................17

14.      Severability...................................................................17

15.      Notices........................................................................17

16.      Assignment.....................................................................18

17.      Controlling Law................................................................18

18.      Binding Effect.................................................................18

19.      Counterparts...................................................................18

20.      Interpretation and Rules of Construction.......................................18

21.      Further Assurances.............................................................19

22.      Attorneys' Fees................................................................19

23.      Entire Agreement...............................................................19

                               MANAGEMENT CONTRACT



         This Agreement, dated and executed this 1st day of October, 1999 by and between Casino Padre Investment Company LLC, a Limited Liability Company organized under the laws of Nevada, (hereinafter referred to as the "Owner"), with its principal offices in __________________________________, and sureBET Casinos Inc. (sureBET), a corporation organized under the laws of the State of Utah (hereinafter referred to as "The Management Company"), with its principal office at 1610 Barrancas Avenue, Pensacola, FL 32501.



                              W I T N E S S E T H :


         WHEREAS, Owner will lease and operate the excursion gambling ship known as the MV Entertainer (Official No. 500021) ("The Ship") from a docking site in South Padre Island, Texas, together with it's supporting portside facility ( the "Site"). The business to be conducted on the Ship and Site shall be called "the Operations".

         WHEREAS, The Management Company covenants, represents and warrants, that The Management Company has substantial experience in managing gaming ships and casino operations including the management and operation of gaming tables, coin operated slot machines, video poker machines, lottery, and keno (hereinafter "gaming operations") and

         WHEREAS, Owner desires to employ The Management Company on an exclusive basis as an independent contractor to assist Owner with the Operations to provide employee training and necessary pre-opening activities, and, upon opening to manage and operate the ship and gaming operations on behalf of and for the account and benefit of Owner; and

         WHEREAS, the Owner is ready and willing to contract exclusively with The Management Company to operate and manage the Ship and Gaming Operations, and

         WHEREAS, this Agreement will cover the following two phases with respect to the Operations:

                  o Pre-Operating Phase (period from the day of signing this Agreement until the commencement of operations) and

                  o Operating Phase (period from the commencement of operations until termination of this Agreement); and

         WHEREAS, The Management Company will act on behalf of and for the benefit of Owner and as Owner's agent upon and subject to the terms and conditions hereinafter set forth during all phases of this Agreement.


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         NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other valuable considerations acknowledged by each of the parties to be satisfactory and adequate, the parties hereto covenant and agree as follows:


1.       TERM OF THIS AGREEMENT

         1.1 The term of this Agreement shall commence on the date first above written and shall expire and terminate at such time as owners no longer lease or own the MV Entertainer and/or at the dock site at South Padre Island, Texas unless earlier terminated and provided in Section 9 herein.



2.       SERVICES PROVIDED BY THE MANAGEMENT COMPANY

         2.1 EXCLUSIVE MANAGER. Subject to the limitations and conditions herein set forth, owner hereby appoints The Management Company, and The Management Company hereby accepts appointment as the exclusive manager of the Ship. The Management Company shall use its best efforts to do and perform all services, acts, or things necessary to oversee the design, layout, construction, and interior decoration of the Ship and shall assume full responsibility for employee training and other pre-opening activities of the Gaming Operation, and, thereafter, upon opening, to direct, supervise and manage the operation. The operations and activities undertaken by The Management Company pursuant to this Agreement shall be on behalf of, and for the account and benefit of the Owner.

         2.2 ACTIVITIES. For purposes of this Agreement, Operations and management hereunder shall include operations and management related to food, beverage (including licensed liquor and hospitality operations), showroom or entertainment, arcade or parking operations or facilities ancillary to or undertaken in conjunction with, but not directly related to Operations (referred to herein as the "Ancillary Operations and Facilities").

         2.3 THE MANAGEMENT COMPANY'S DUTIES - INITIAL TERM/PRE-OPERATIONAL PHASE. Commencing with the execution of this Agreement and continuing until commencement of the Operations, The Management Company shall perform the following services:

                  2.3.1 The Management Company shall prepare pre-opening budgets, preliminary proformas for the first year of the operation and any other requirements related to the Operations. The Management Company shall prepare line item budgets for pre-opening and operations. The pre-opening budgets and operational plans (herein the "Pre-Opening Budget and Operational Plan") shall include a schedule of expenditures, personnel requirements, hiring schedules, employees' training program, pre-marketing plan, organizational aspects of the Operations during pre-


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                           opening, and other matters which should be
                           accomplished for timely opening and a successful operation.

                  2.3.2 Prepare detailed plans for the design, the layout and construction of all facilities on the Operations, the selection of all gaming equipment, tokens, chips, cards, currency counters, wrapping machines, safes and other security equipment the furniture and furnishings to be utilized in all casino facilities, and the uniforms to be worn by employees.

                  2.3.3 Select applicants and establish training programs for all staff at a location provided by the Owner. All training costs, including travel and accommodations, salaries for trainers, training equipment, and advertising will be borne and paid by the Owner. The Management Company shall provide Owner a training plan and budget in a timely manner.

                  2.3.4 Establish such accounting, auditing, recordkeeping and reporting systems and systems of internal control as are required.

                  2.3.5 Prepare Cash Flow Projections and Statements of Pre-Opening cash requirements.

                  2.3.6 Commence recruitment and hiring of executives, key employees, professionals and other personnel for and on behalf of the Owner necessary to staff the Ship and the Ancillary Operations and Facilities in a timely fashion to insure the adequacy of such staff upon commencement of operations.

                  2.3.7 The Management Company shall select and purchase or lease the necessary gaming equipment (principally, slot machines and gaming tables) in the name and for the account of Owner utilizing funds made available and provided by Owner. In addition, The Management Company will select with the prior approval of the Owner and purchase for the account of Owner, all related accessory equipment, including, but not limited to, gaming machine tokens, chips and cards for table games, coin handling equipment, currency counters, wrapping machines, special tools and other equipment as well as spare parts. Owner reserves the option to purchase or lease the aforementioned gaming and accessory equipment directly from third parties in the event that such purchase or lease form third parties results in a lower cost to Owner. Owner shall retain ownership over all of the foregoing gaming equipment and related accessory equipment whether or not described above, and will be responsible for payment of any customs, export or other duties.

                  2.3.8 The Management Company shall establish a computerized security and management system, a double key system, a standardized security log machine cash box, double-check accounting procedures, etc., as well as appropriate control, supervision and surveillance techniques.


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                  2.3.9    The Management Company shall supervise the
                           installation of the gaming equipment.

                  2.3.10 The Management Company shall assist the Owner's accounting and bookkeeping staff in order to keep proper and detailed books, accounts and records as required by Owner showing complete Pre-Operational activities, the receipt and expenditure of monies in connection therewith or otherwise for the account of Owner or its authorized employees or agents, to assist the members of the Owner's internal Audit Department in carrying out an audit of such books, accounts and records as Owner may from time to time reasonably require. Owner may have a Finance and Internal Audit Department which will review the operations for internal controls, financial controls and internal compliance at Owner's sole discretion.

                  2.3.11 The Management Company shall supervise the Owner's accountants in order to submit to owner a pre-Operating Phase budget, by month, within one week after the pre-opening period has commenced.

                  2.3.12 The Management Company shall credit and allow, in full, to Owner any commission, discount, rebate, deduction or other allowance of any description, which The Management Company shall receive or be allowed in the course of its managing activities; including and concerning the purchase of any gaming equipment, gaming devices, gaming machinery and their accessories, and other items described in Section
                           2.3.7 of this Agreement.

                  2.3.13 The Management Company shall submit to Owner at least fourteen (14) days prior to the end of each month a notice of The Management Company's anticipated cash requirements for the following month. At the end of each month, The Management Company shall provide Owner with a statement which itemizes for that month both the funds advanced to it by Owner and the cash disbursements made during last month. All excess funds held by The Management Company shall be held in interest bearing accounts with interest accruing to Owner.



3.       THE MANAGEMENT COMPANY'S DUTIES - OPERATIONAL TERM/OPERATIONAL PHASE

         3.1 During the Operational Term, The Management Company shall on behalf of Owner, and for the benefit and account of, and at Owner's expense, perform the following enumerated duties upon the opening of the commencement of operations:

                  3.1.1    Comply with federal, state, county and city laws.


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                  3.1.2    All business and casino affairs in connection with
                           the day-to-day operation, management, and maintenance of the Ship shall be the sole and exclusive responsibility of The Management Company who is hereby granted the necessary power and authority to carry out The Management Company's duties and responsibilities under this Agreement. Owner hereby warrants to The Management Company uninterrupted control of the Operation and warrants that it will not interfere or involve itself in any way with the day-to-day operations. The owner shall direct any questions regarding management in writing to an officer of The Management Company on any matter connected with the Operation or this Agreement. Any comments, recommendations, suggestions or requests for change shall be made only to officers of The Management Company and shall not be made to the local general The Management Company or any other employee on the premises. The Management Company shall have absolute discretion in the determination of: (1) ticket rates, (2) food and beverage selection and prices, (3) all charges of any nature to passengers for services performed by The Management Company for the Ship, (4) the terms of admittance on the Ship,
                           (5) terms of rental for entertainer, (6) labor policies, (7) publicity and promotion, (8) rules and regulations regarding gaming and wagering, and (9) contracts, leases and agreements int he ordinary and customary course of business operations.

                  3.1.3 At the time of commencement of business, The Management Company shall provide at Owner's expense all necessary inventories of marine supplies, food, beverage, paper products, gaming supplies and other operational supplies and consumables as The Management Company deems necessary for the Operation.

                  3.1.4 In the name of and on behalf of the Owner, The Management Company shall hire, promote, discharge and supervise the work of the executive staff, including the General Manager, assistant manager, and department heads. Through such executive staff, the General Manager shall supervise the hiring, promotion, discharge and work of all other operating and service employees. All of The Management Company's corporate employees not employed in or about the Operation, shall be employees of The Management Company and on The Management Company's payroll, and Owner shall not be liable to such employees for their wages or compensation, nor to The Management Company or others for any act or omission on the part of such employees, except with respect to the General Manager as provided herein. Except for the General Manager, all Casino employees employed in or about the Casino shall be employees and paid by the Owner. The Management Company shall have the authority in all cases to create appropriate job descriptions for and hire, promote, discharge and supervise the work of any such employees. The Management Company shall procure and maintain, at the Owner's expense, adequate workmen's compensation insurance and such other insurance as parties required covering all the Owner's employees.


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                  3.1.5    The Management Company shall appoint one of its
                           principal executive officers to serve as the General Manager. The General Manager shall perform his duties on-site and shall relocate to the South Padre Island, Texas area. Owner shall be responsible for reimbursement of all costs attributable to the General Manager, including but not limited to salary, bonuses, relocation costs, fringe benefits, retirement benefits, and housing allowances.

                  3.1.6 The Management Company shall establish and supervise, at Owner's expense, an accounting department with appropriate casino accounting and cost systems, including such accounting, recordkeeping and reporting systems as may be required. and in accordance with Standard Operating Procedures. At Owner's expense, The Management Company shall prepare and timely file or cause the preparation and timely filing of all reports and returns required by such laws and regulations, and all reports and returns relating to withholding taxes, social security taxes, unemployment insurance, disability insurance, and all other statements and reports pertaining to employment with respect to The Management Company's and Owner's payroll in or about the Casino. The Management Company shall provide copies of all such reports and returns to Owner not later than the time such are required to be filed or otherwise submitted to the appropriate governmental authority, and shall furnish the Owner with proof of payment of taxes and fees required to be paid pursuant to federal, state or local laws. The Management Company shall be responsible for the preparation or filing of any federal, state or local income tax or franchise tax returns on behalf of Owner.

                  3.1.7 On behalf of, for the benefit of, at the expense of the Owner, and in accordance with Standard Operating Procedures prepared by The Management Company, arrange for an appropriate security force sufficient to reasonably assure safety of customers, personnel, monies, and property of the Operation facility. Any security force shall be comprised of security officers employed directly by the Owner or provided under a contract with a third party and the Owner. The third party or security officer shall report directly to The Management Company. Each security officer shall be bonded in sufficient amounts commensurate with their enforcement duties and obligations. The cost of such security force shall be included in the operating expenses of the gaming facility. The Management Company shall also receive, consider and handle the complaints of all guests or users of all facilities or gaming devices.

                  3.1.8 Manage the selecting of vendors for the furnishing electricity, gas, water, steam, telephone, cleaning, vermin exterminators, air-conditioning maintenance, master television antennas and/or master cable television service, and at the expense of the Owner, purchase or lease all materials and supplies, including gaming devices and equipment.


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                  3.1.9    Arrange for the making or installation, in the name
                           of and at the expense of Owner, of alterations, repairs, decorations, replacements, equipment or installations.

                  3.1.10 Open and maintain, in accordance with Standard Operating Procedures prepared by The Management Company, and on behalf of the Owner, one or more operating account(s) in a money market fund or funds or banking institution or institutions selected by the Owner and deposit therein all monies furnished by the Owner as bankroll or other working funds, all monies received, retained or set aside as reserves by The Management Company for or on behalf of Owner and deposit daily therein all monies generated by the daily operations. The Management Company shall be the signer on all such accounts. Provided, further, that Owner shall indemnify and hold The Management Company harmless from any liability for payroll taxes or sums owed which have been incurred in the operation with respect to Owner's employees and payroll, but for which there are insufficient funds to pay. The amounts of such bankroll, working funds and reserves shall be in an amount determined necessary and appropriate by the Owner. The Management Company shall pay from such accounts, expenses reasonably required for the operation , including without limitation, all gaming equipment taxes and fees, and all assessments and charges of every kind imposed by any governmental authority having jurisdiction and interest and appraisal fees; fines, penalties and court disbursements incurred in connection with the operation; premiums on policies and insurance and all expenses and payments authorized by this Agreement.

                  3.1.11 Comply with all statutes, ordinances, laws, rules, regulations, orders and determinations affecting or issued in connection with the Operation by any governmental authority having jurisdiction thereof. The Management Company shall notify Owner of all such orders, determinations and requirements and any alleged violation of any statute, ordinance, law, rule, regulations, order determination or requirement as soon as The Management Company receives notice (formal or informal) thereof. The Management Company shall make any alterations or repairs so ordered or so required. Unless otherwise directed by Owner, The Management Company, at Owner's expense may protest or contest in an appropriate court or forum any order, rule or regulation or claimed violation thereof affecting the Operation. The Management Company may settle or compromise any such claim for less than $25,000.00 in its discretion (and shall notify Owner promptly of such settlement or compromise). All fines and penalties imposed on The Management Company or Owner under this subsection except as a result of The Management Company's gross negligence (unless at the specific direction of Owner) shall be paid by the Owner and Owner shall indemnify, protect and defend The Management Company from and against any liability therefore. All fines and penalties imposed upon Owner, or imposed on The Management Company as the result of The Management Company's compliance with Owner's specific


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                           directions, shall be paid by Owner. Legal fees for
                           any action shall be limited to $25,000.00 unless otherwise agreed to by Owner.

                  3.1.12 Determine the number and types of gaming tables and gaming machines, pay back percentages, table limits, changes in table limits, number of decks and manner of dealing blackjack, general casino rules and game rules, treatment of customers by casino personnel and dealers, settlement of disputes with patrons, the conduct of casino personnel while off duty, including but not limited to consumption of alcoholic beverages, meals, break area, association with casino, and other activities which reflect on the business of the Owner and The Management Company.

                  3.1.13 Institute any necessary legal action or proceeding to collect charges, rents or other income for, or debts owing to the Operation or to oust or dispossess guests, or other persons in possession or to cancel or terminate any lease for the breach thereof or default thereunder, all in accordance with Standard Operating Procedures.

                  3.1.14 At Owner's expense, render statements to the Owner as follows:

                           (a) On or before the fifteenth (15th) day of each calendar month, The Management Company shall render to Owner, and to any persons designated by Owner, a detailed profit and loss statement prepared on a cash basis for the operation for the preceding calendar month and for the portion of the operating year ended on the last day of such preceding calendar month and for such calendar month and calendar year a statement of all capital expenditures made by The Management Company for the account of the Owner, a statement of management compensation, lease payments, and any amounts distributable to the Owner.

                           (b) The Management Company shall render to Owner, to the certified public accountants designated Owner and to any other persons designated by Owner, in a timely fashion, copies of such records, reports, financial statements, audits and supplemental information as may be reasonably requested by Owner and a required by all applicable federal, state, county and city laws and regulations.

                           (c) The Management Company shall make available to the Owner and its designated agents, who shall have the right to inspect, copy and analyze them, all journals, ledgers and any other original source documents, internal statements and reports, analyzes and other information kept or used by The Management Company in connection with rendering the reports, balance sheets and statements described in this Section 3.1, which are deemed necessary by Owner to determine and satisfy Owner that The Management Company is complying with this Agreement.


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                          3.1.15(a) The Management Company shall, at Casino
                                    Padre's expense, maintain and repair the Ship, its furnishings, equipment in accordance with The Management Company's operational standards. Except as set forth in subsection (c) below, The Management Company is authorized to enter into in the name of and expense of Owner all contracts and agreements as are in The Management Company's opinion necessary for the operation, supply and maintenance of the Ship and to pay the same when due. It is accepted that over the term of this Agreement, expenditure on maintenance and repairs will average five (5%) of gross revenue annually.

                                (b) In addition to ordinary maintenance and
                                    repair, Owner authorizes The Management
                                    Company to expend such amounts for ordinary capital replacement items as are required to operate the Ship in accordance with The Management Company's standards and comply with The Management Company's programs for renovation, modernization and improvement then in effect. There shall be deducted in each fiscal month an amount equal to Ten Thousand Dollars ($10,000.00) per month for a "reserve fund" which shall be recorded on the books of account as "Reserve for Capital Replacements" (appearing as a deduction below the "net profit after tax" level in the income and expense statement). Each fiscal month , the amount so deducted shall be placed into an interest bearing account established in Owner's name at a financial institution of Owner's selection with The Management Company's designees being the only authorized signatories on said account. Any expenditures for capital replacements, substitutions or additions, which have been budgeted, may be made without Owner's approval, by The Management Company to the extent available from the reserve fund (including unused accumulations from earlier years).

                                    In the event that the reserve fund balance is below budget for the ensuring year, Owner shall supply the necessary funds by deposit to that account within ten (10) days of receipt of notice to that effect. All amounts remaining in the reserve fund at the close of each fiscal year shall be carried forward and retained in the reserve until fully used as herein provided.

                                    Upon termination of this Agreement, The
                                    Management Company's rights to any unused portion of the reserve fund shall terminate and the balance of the fund shall be paid over to Owner.

                                (c) The Management Company shall be required to
                                    obtain the prior written consent of Owner, which shall not be unreasonably withheld, before entering into any contract, agreement or purchase involving structural repair or rehabilitation of the Ship or the repair


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                                    or replacement of any furnishings, fixtures
                                    and equipment if the amount payable under such contract exceeds the sum of Twenty-Five Thousand Dollars ($25,000.00) unless said amount was approved as an annual or quarterly budgeted item. The foregoing amount is based upon the purchasing power of money at the date of this Agreement and shall be adjusted by The Management Company when deemed necessary to retain the same purchasing power, using the Cost of Living Index figures of the United States Bureau of labor Statistics as may be adjusted. In the event of an emergency situation requiring immediate action to protect persons or property or if required by governmental regulations, The Management Company in its sole discretion is hereby authorized upon notice to Owner but without Owner's prior consent, to enter into contracts occasioned by such emergency or governmental regulations in excess of such sum.

                                (d) The Management Company shall have the right
                                    to make such alterations, additions or
                                    improvements in or to the Ship as are
                                    customarily made in the operation of ships, provided, however, that no alterations, additions or improvements involving a fundamental change in the character of the Ship shall be made without Owner's prior written approval if the amount payable under the contract for said alteration, addition or improvement exceeds the sum of Twenty-Five Thousand Dollars ($25,000.00) which amount shall be adjusted as provided in (c), immediately above.


4.       THE MANAGEMENT COMPANY'S COMPENSATION

         4.1 INITIAL TERM FEES. During the Pre-Operational Phase (i.e., the Initial Term), and in accordance with the plan and budgets prepared jointly by the Owner and The Management Company, no fees shall be paid to The Management Company for its services provided pursuant to this Agreement, except for training of the Casino employees in anticipation of the Casino opening ("Pre-Opening Casino Employee Training Services"). Owner shall bear all out-of-pocket training costs incurred by The Management Company and pay in advance such sums as may be reasonably requested by The Management Company for anticipated training costs. The Management Company will use its best efforts to coordinate such training activities within the two months preceding an anticipated Casino opening date, subject to any changes therein.

         4.2 OPERATIONAL TERM MANAGEMENT FEE. In consideration of the services to be provided by The Management Company pursuant to the provisions of this Agreement, Owner shall pay to The Management Company fee (hereinafter referred to as the "Operational Term Management Fee") in an amount equal to the sum of the following:


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                  4.2.1    Basic Management Fee. An amount equal to two (2%)
                           percent of the accumulated "Gross Revenue" payable monthly in arrears on the 10th day of each month.

                  4.2.2 Incentive Management Fee. An amount equal to seven (7%) percent of Operating Profit referred to as "Earnings Before Interest Taxes Depreciation and Amortization" (EBITDA), as such terms are hereinafter defined, payable quarterly.


         4.3. Gross Revenue. For purposes of computing the Operational Term Management Fee herein, "Gross Revenue" shall mean revenue from all sources at the Operation including, but not limited to, ticket fares, food and beverage sales, gift shop sales, casino win, as well as the proceeds of any business interruption insurance policy carried by Owner. Gross Revenue shall not include interest income or tips given to employees.

         4.4 Operating Profit shall be defined as gross revenue, less all operational expenses of the operation excluding however;

                  (a)      Depreciation of furniture, fixtures, and equipment.
                  (b) Debt service payments including principal and interest, under mortgages or liens on the operation or personal property or rental payments under leases of capital assets with options to purchase.
                  (c)      Property taxes and assessments
                  (d)      Amortization of pre-opening expenses
                  (e) Capital expenditures including replacement of furniture, fixtures, and equipment, but not excluding maintenance and normal repairs.
                  (f)      Charter payments for the vessel.

         4.5 Management fees and all reimbursable expenses due The Management Company shall be a first charge and priority on gross revenue and shall be paid prior to the payment of any other expenses incurred in said operation and shall be paid in arrears monthly on the tenth day of each month during the term hereof. Any adjustments to the Management fees shall be based on the final adjustments to the Company's operating statements by its auditors.


5.       OWNER'S DUTIES

         5.1 Owner shall provide consultants, policy support, and information to reasonably assist The Management Company in the discharge of The Management Company's duties and responsibilities hereunder.

         5.2 During the Operational Term, Owner shall be responsible for providing and maintaining all necessary cash and cash reserves adequate for the opening of the operation and the day-to-day operation.

         5.3 During the term of this Agreement, Owner shall provide sufficient funds to bankroll gaming operations and working capital in amounts which the Owner and The Management Company mutually agree are adequate to assure the uninterrupted and efficient operation.


6.       INSURANCE

         6.1 The Management Company shall maintain, at Owner's expense, insurance of such kinds and amounts as shall be required to carry pursuant to the provisions of any deed of trust, loan agreement, lease, charter or other agreement affecting the operation, as well as any other insurance that may be required or necessary by applicable gaming regulations. The Management Company shall provide the Owner with copies of all insurance policies as The Management Company may from time to time request.

         6.2 There shall be maintained, at the expense of Owner, throughout the term of this Agreement such fidelity and other bonds as may be required from time to time for the protection of the respective interests of the Owner and The Management Company. Any such bonds shall also protect the interests of the holder of any mortgage, or deed of trust, and shall be in such amounts and obtained from such surety companies as The Management Company, lender or mortgage holder shall direct.

         6.3 All policies insuring against liability, damage to the Ship or portions thereof or interruption of business, rent or the like and fidelity and other bonds shall name Owner, The Management Company, and such other parties as may be required by the provisions of any mortgage, lease, other agreement or regulation as the insured thereunder, as their respective interest may appear. All policies of hazard insurance shall include loss payment clauses in the form required by any deed of trust, lease or other agreement. All insurance and bond premiums shall be paid from the Casino operating accounts. Certificates of all policies of insurance and duplicates thereof shall be delivered to the Owner, The Management Company, any holder of any deed of trust or to such other persons or governmental authorities as Owner shall direct.

         6.4 Provided The Management Company or Owner shall procure and keep in force all of the procurable insurance mutually agreed upon by Owner and The Management Company and required to be obtained pursuant to the foregoing provisions of this Section, and shall name The Management Company as additional insured thereon, then to the extent that the same are covered by such insurance, neither Owner nor The Management Company shall assert against the other any claims for any losses, damages, liability or expenses (including attorneys' fees) incurred or sustained by either of them on account of damage or injury to person or property arising out of the ownership, operation or maintenance of the Casino. The parties agree that all policies of insurance to be procured by The Management Company or Owner shall permit the foregoing waiver.

         6.5 Owner shall give to The Management Company, and The Management Company shall give to Owner, prompt notice of any claim made against Owner or The Management Company in excess of Five Thousand and no/100 Dollars ($5,000.00), and each party shall cooperate fully with each other and with any insurance carrier to the end that all such claims will be properly investigated, defended and compromised. Claims should be promptly submitted to the insurance carrier, and if said claims are less than the deductible, they may be settled by The Management Company, in its sole discretion.

7.       INDEMNIFICATION

         7.1 Owner shall indemnify and hold The Management Company, its officers, directors, agents, employees or affiliates harmless against any losses, damages or expenses, or claims of third parties (including legal and other fees) in excess of the amount of any insurance proceeds paid to The Management Company, which is incurred or sustained by The Management Company as a result of or attributable to any breach of this Agreement, negligent or intentional acts, violation of any law, rule, regulation or agreement with any governmental authority by Owner or any person or entity acting on behalf of or who is under the control or supervision of Owner.

         7.2 The Management Company shall indemnify and hold Owner, its officers, directors, agents, employees or affiliates harmless against any losses, damages or expenses, or claims of third parties (including legal and other fees) in excess of the amount of any insurance proceeds paid to Owner, which is incurred or sustained by Owner as a result of or attributable to any breach of this agreement with any governmental authority by Owner or any person or entity acting on behalf of or who is under the control or supervision of Manager.

8.       CONFLICTS OF INTEREST

         The Company may be subject to conflicts of interest arising out of its relationship with The Management Company. The Management Company, through its officers and directors intends to exercise its best business judgment and discretion in resolving such conflicts which may rise but do not intend necessarily to accord priority to the Company with respect to any other company or entity with which it may be affiliated. The conflicts of interest which may arise include, but are not limited to, the following:

         8.1 Other Investments by The Management Company. The Management Company may in the future, directly or indirectly engage in other business ventures, including casino vessels or casino ventures, and neither the Company nor any Unit Holder will be entitled to any interest with respect to such other ventures. These other business ventures could be in competition with the business of this Company. The Management Company intends to continue other activities in the casino industry and to enter into other ventures in the future.

         8.2 Lack of Separate Representation. The Company and The Management Company are not represented by separate counsel. The attorneys, accountants and other experts performing services for the Company in connection with the formation of the Company and this offering also have represented The Management Company and may provide future services to both entities. Should a dispute arise between the Company and The Management Company, the Management Company will, if and when appropriate, cause the Company to retain separate counsel. The Company has not retained independent counsel to represent interests of investors in connection with the offering of the Units or the preparation of the Management. SUCH COUNSEL DO NOT PURPORT TO HAVE ACTED ON BEHALF OF THE UNIT HOLDERS. EACH PROSPECTIVE INVESTOR SHOULD CONSULT INDEPENDENT COUNSEL IN CONNECTION WITH AN INVESTMENT IN THE COMPANY.

9.       CASUALTY

         9.1 In the event of any damage or loss to the Casino by fire or other casualty, The Management Company shall act as follows:
                  If the damage or loss involves more than Five Thousand Dollars ($5,000.00), The Management Company shall give immediate written notice thereof to Owner.

         9.2 Regardless of the amount of such damage or loss, as agent for Owner, The Management Company shall promptly make claim for the proceeds of any insurance covering such damage or loss, and in owner's name shall litigate or negotiate for payment of such proceeds, selecting counsel if necessary for such purpose, unless counsel is designated by Owner.

         9.3 The Management Company shall give written notice of any proposed settlement to Owner, shall settle such claim and, on behalf of Owner, collect the proceeds thereof; provided that, Owner's written consent, which shall not be unreasonably withheld or delayed, shall be required to validate the settlement of any claim for loss or damage in excess of Twenty-Five Thousand Dollars ($25,000.00).

10.      EARLY TERMINATION OF AGREEMENT

         10.1 Except as to liabilities or claims which shall have accrued or arisen prior to such termination, including, without limitation, the amount of all accrued Operational Term Management Fee payable to The Management Company pursuant to
                  Section 4.2, through the date of any such termination (which shall survive termination), at the election of Owner, all obligations hereunder may be terminated only upon the occurrence of any of the following events:


                  (1) If The Management Company or any of it's officers or Directors convicted of a felony or misdemeanor (other than a conviction for a traffic offense), or if the Owner reasonably believes The Management Company jeopardizes or causes the withdrawal of any gaming license, permit or authorization necessary to conduct the business of the Owner, or

                  (2) If there shall be filed by The Management Company in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for a reorganization or for the appointment of a receiver or trustee of all or a substantial part of The Management Company's property, or if The Management Company makes an assignment for or petitions for or enters into an arrangement for the benefit of creditors or if an involuntary petition in bankruptcy is filed against The Management Company which is not dismissed within ninety (90) days thereafter.

         10.2 Except as to liabilities or claims which shall have accrued or arisen prior to such termination, including, without limitation, the amount of all accrued Operational Term management Fee payable to The Management Company pursuant to
                  Section 4.2, through the date of any such termination (which shall survive termination), at the election of The Management Company, all obligations hereunder may be terminated only upon the occurrence of any of the following events:

                  (1) If the Owner shall fail or refuse to provide the capital and operating funds required pursuant to a budget previously approved by owner, after ten days prior written notice of such failure or refusal, or

                  (2) Owner's failure or refusal to pay The Management Company the Operational Term Management Fee payable to The Management Company pursuant to Section 4.2, or

                  (3) the occurrence of a default under any of the Loan Agreements, or


                  (4) In the event of the sale of all or substantially all of the assets of the Operation, in which event The Management Company may elect to terminate this Agreement and Owner shall pay The Management Company the sum of One Hundred Thousand Dollars ($100,000.00) which shall be paid at the time of the closing of any such sale. Owner and The Management Company have negotiated the amount provided for above and agree and acknowledge that it represents fair payment and is not intended to be nor shall it be deemed to be a penalty, or

                  (5) In the event more than fifty (50%) percent of the outstanding voting capital stock of Owner is sold, or in the event of the merger or liquidation and dissolution of Owner, or

                  (6) If there shall be filed by Owner in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for a reorganization or for the appointment of a receiver or trustee of all or a substantial part of Owner's property, or if Owner makes an assignment for or petitions for or enters into an arrangement for the benefit of creditors or if an involuntary petition in bankruptcy is filed against Owner which is not dismissed within ninety
                           (90) days thereafter.

         10.3 Upon termination of this Agreement by either party, The Management Company shall turn over to Owner all property, books and records of the Casino, and Owner and The Management Company shall fully cooperate with each other in connection with all matters relating to the Casino which took place prior to termination.

11.      DAMAGE OR DESTRUCTION OF SHIP

         11.1 Subject to the requirements of any deed of trust, mortgage or other security device encumbering the Ship or its property and to the extent that there are insurance proceeds available to Owner, if the Ship, or any portion thereof, shall be damaged or destroyed at any time or times during the term of this Agreement by storm, fire or any other casualty, Owner, at no expense or risk to The Management Company, shall apply available insurance proceeds to repair, rebuild or replace the same (such repairing, rebuilding or replacing being herein called "restoration") so that after such restorations the Ship shall be substantially the same as prior to such damage or destruction, and all proceeds of insurance, other than business interruption, shall be made available to Owner for such purpose; provided that, The Management Company shall have the right to ensure that such proceeds of insurance shall be applied to such restoration. If Owner fails to undertake such restoration within ninety (90) days after such storm, fire or other casualty, or shall fail to complete the same diligently, The Management Company may, but shall not be obligated to undertake or complete such restoration and, to the extent of available insurance proceeds, shall be entitled, upon demand, to be repaid therefor, including all necessary incidental costs and expense incurred in connection therewith, together with interest on the aggregate out-of-pocket amount expended at a per annum rate equal to the prime or base rate for commercial loans publicly announced by Chase Manhattan Bank, National Association, or its successors, at the time of such expenditure, plus two percent (2%) per annum (but not to exceed the maximum interest allowed by law) from the date of making such expenditure or expenditures until repayment thereof. In such case, the proceeds of insurance shall be made available to The Management Company for this purpose; provided that, Owner shall have the right to ensure that such proceeds of insurance shall be applied to such restoration. If the restoration costs less than One Hundred Thousand and 00/100 Dollars ($100,000.00) to complete, The Management Company shall supervise all aspects of the restoration at no additional cost to the Owner, provided, however, if the proceeds of insurance provide for a supervisory fee, such fee shall be paid to The Management Company up to an amount not to exceed Twenty Five Thousand and 00/100 Dollars ($25,000.00).

         11.2 Notwithstanding anything contained in this Section 11.2 to the contrary, if, in connection with any casualty, the Ship shall be so damaged or destroyed such that it cannot be restored within nine (9) months after the casualty, and Owner shall elect not to use the proceeds of insurance to rebuild, repair or restore the Ship, then either Owner or The Management Company shall have the right, exercisable by written notice to the other, given within ninety (90) days form the occurrence of such casualty, to terminate this Agreement as to such damaged or destroyed Ship.

         11.3 Should the period of restoration exceed ninety (90) days, then commencing on the 91st day, The Management Company shall be entitled to one-half of its Management Fees during the remaining period of restoration based on the average monthly fee paid to The Management Company during the three months immediately preceding the casualty.

12.      ARBITRATION

         The parties agree that any dispute arising out of interpretation or performance of this Agreement involving an aggregate sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00) or less, shall be submitted to binding arbitration in Pensacola, Florida in accordance with the Commercial Arbitration Rules of the American Arbitration Association by arbitrators chosen and paid for as provided in this Section 12. Owner and The Management Company shall each select and pay the fees and expenses of one arbitrator and those two shall select a third arbitrator. The fees of the third arbitrator shall be paid one-half by the Owner and one-half by The Management Company. The arbitrators shall have the power to award attorneys' fees and costs of arbitration to the prevailing party in any arbitration under this Section. The arbitrators shall set forth the reasons for any decision.


13.      NO PARTNERSHIP OR JOINT VENTURE

         Unless specifically provided for by a separate written agreement, the relationship between the Owner and The Management Company is not intended to be nor shall it be deemed a partnership or joint venture. The Owner and The Management Company agree that neither shall pledge the other's credit in any manner and sum and that all property in and about the Ship shall be and will remain the property of the Owner free and clear of all liens and security interests of or incurred by The Management Company except as may otherwise be specifically provided for in this Agreement.

14.      SEVERABILITY

         If any provisions of this Agreement shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such determination shall not effect or impair the validity, legality, or enforceability of the remaining provisions contained herein.

15.      NOTICES

         Any notice, demand, request or other instrument which may be or is required to be given under this Agreement shall be delivered in person by prepaid recognized national or international courier service, return receipt requested, or sent by United States registered or certified mail, postage prepaid, return receipt requested, addressed to the respective parties at the addresses set forth on the signature page(s) below or at such other address as such party shall designate by like written notice, and shall be effective upon receipt. A copy of any notice, demand, request or other instrument which may be or is required to be given under this Agreement shall be sent to:

                              (names and addresses)

         A copy of each notice, demand, request or other instrument transmitted in accordance with this Section shall simultaneously be transmitted by facsimile machine to the Owner, The Management Company, and above-named counsel at the following telephone numbers:

                  Owner Facsimile No:
                  The Management Company Facsimile No: (850) 433-5409

16.      ASSIGNMENT

         Neither this agreement nor any other rights or obligations hereunder may be assigned or transferred by either party without express written consent of The Management Company and Owner, which consent shall not be unreasonably withheld.


17.      CONTROLLING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the United States where applicable and otherwise by the laws of the State of Florida, except those pertaining to choice of law. Venue for all disputes shall be in the State of Florida, USA, and the parties consent to such venue in all cases.

18.      BINDING EFFECT

         This Agreement shall be only for the benefit of and binding upon the Owner and The Management Company and their respective successors and assigns.

19.      COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be deemed an original of this Agreement.

20.      INTERPRETATION AND RULES OF CONSTRUCTION

         Section and subsection headings are for reference purposes only and are not intended to affect the meaning, interpretation, or construction of this Agreement. All references to amounts expressed in dollars shall refer to the lawful currency of the United States of America. Owner and The Management Company acknowledge and agree that they have each reviewed this Agreement and that any rule of construction resolving ambiguities against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, exhibit or schedule hereto.

21.      FURTHER ASSURANCES

         Owner and The Management Company hereby agree for themselves and for their respective successors and assigns to execute and deliver any instruments and to perform any acts which may be necessary or helpful to carry out the purposes of this Agreement.

22.      ATTORNEYS' FEES

         In the event a suit or proceeding is brought by Owner or The Management Company to enforce or to defend its provisions, or to seek remedy for any breach hereof, the prevailing party shall be entitled to receive its reasonable attorneys' fees and disbursements incurred in connection with such suit or proceeding, including fees and expenses incurred in any appellate proceedings.

23.      ENTIRE AGREEMENT

         This Agreement contains the final and entire agreement between the parties hereto regarding management of the Casinos. No change or modification of this agreement shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and signed by the parties hereto, and neither the parties nor their agents shall be bound by any terms, conditions, statements, warranties or representations, oral or written, not herein contained.

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement the day and year first above written.

                                  OWNER

                                  CASINO  PADRE  INVESTMENT  COMPANY  LLC, A
                                        NEVADA LIMITED LIABILITY COMPANY
                                  ONE PADRE BOULEVARD
                                  SOUTH PADRE ISLAND TX 78597
WITNESS:


                                  BY:
-----------------------------         ------------------------------------------

                                  ITS:
                                       -----------------------------------------

                                  THE MANAGEMENT COMPANY

                                  sureBET CASINOS, INC., A UTAH CORPORATION
                                  1610 BARRANCAS AVENUE
                                  PENSACOLA FL 32501



                                  BY:
-----------------------------         ------------------------------------------

                                  ITS:
                                       -----------------------------------------